 Table of Contents

EXHIBIT 21.0

TEAMSTAFF, INC. SUBSIDIARIES OF REGISTRANT

TeamStaff Rx, Inc.

RS Staffing Services, Inc.

DSI Staff ConnXions Northeast, Inc.

DSI Staff ConnXions Southwest, Inc.

TeamStaff Solutions, Inc.

TeamStaff I, Inc.

TeamStaff II, Inc.

TeamStaff III, Inc.

TeamStaff IV, Inc.

TeamStaff V, Inc.

TeamStaff VI, Inc.

TeamStaff VIII, Inc.

TeamStaff IX, Inc.

TeamStaff Insurance Services, Inc.

Employer Support Services, Inc.

Digital Insurance Services, Inc.

HR2, Inc.

BrightLane.com, Inc.